Exhibit 10.62

Amendment 2020-1

Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees

The Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “Plan”), is hereby amended as follows:

1.	Section 2 Purpose of Plan is amended to delete the following from the end of the last sentence thereof:

[…] and automatic deferrals of Section 162(m) Contributions.

2.	Section 6.04 Section 162(m) Contributions is amended to add the following to the end thereof:

Notwithstanding any other provision of this Plan, (i) as of December 31, 2020, no additional amounts will be deferred under the Plan as Section 162(m) Contributions, (ii) Section 162(m) Contributions that were credited to a Section 162(m) Account on or prior to December 31, 2020 and are subject to the transition rules under Section 13601(e)(2) of Public Law 115-97 shall be considered “Grandfathered Section 162(m) Amounts,” and (iii) amounts that were credited to a Section 162(m) Account on or prior to December 31, 2020 that are not Grandfathered Amounts shall be considered “Non-Grandfathered Section 162(m) Amounts.”

3.	Section 9.02 Distribution of Section 162(m) Account is deleted in its entirety and replaced with the following:

Distribution of Section 162(m) Account. The Grandfathered Section 162(m) Amounts in each Section 162(m) Account shall be paid to the Section 162(m) Participant during the Section 162(m) Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction will not be limited or eliminated by the application of Code Section 162(m). The Non-Grandfathered Section 162(m) Amounts shall be paid at the same time as such Section 162(m) Participant’s vested Account is distributed, as set forth in Section 9.01 of this Plan. In all events, the Section 162(m) Equity Contributions shall be paid in Ordinary Shares (with fractional shares paid in cash), and the Section 162(m) Cash Contributions, along with all interest attributed thereto, shall be paid in cash. Notwithstanding the foregoing, in the event of the Section 162(m) Participant’s death, payment of the balance in the Section 162(m) Account shall be made in a lump sum as soon as reasonably practicable following the Section 162(m) Participant’s death to the beneficiary designated pursuant to Section 14.6.

4.	Section 11 Code Section 162(m) is deleted in its entirety and replaced with the following: [Reserved]